                                                                      EXHIBIT 11


                         APPALACHIAN BANCSHARES, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine month period ended September 30, 1996 and 1995.



                                                          Nine Months Ended September 30
                                                          -------------------------------
                                                               1996             1995
                                                          -------------  ----------------
Reported net income (loss)                                   $413,945        $(269,102)

Earnings (loss) on common shares                             $413,945        $(269,102)
                                                             ========        =========

Weighted average common shares outstanding                    568,000          568,000
                                                             ========        =========

Earnings (loss) per common share - primary and fully diluted
  Income form continuing operations                          $    .73        $    (.47)
                                                             ========        =========

Net income (loss)                                            $    .73        $    (.47)
                                                             ========        =========